                          LITIGATION TRUSTEE AGREEMENT


                  THIS AGREEMENT (the "Agreement"), dated as of August 18, 2000 is by and among Washington Mutual, Inc., a Washington corporation ("WM" as the surviving parent corporation in the merger contemplated by the Merger Agreement (as defined herein), the "Company")), the Bank United Litigation Contingent Payment Right Trust (the "Litigation Trust"), the Bank United Litigation Payment Trust (the "Payment Trust" and together with the Litigation Trust, the "Trusts") and Salvatore A. Ranieri (the "Litigation Trustee").

                  WHEREAS, Bank United Corp., a Delaware Corporation ("BNKU"), Bank United, a Federal savings bank and an indirect wholly owned subsidiary of BNKU (the "Bank"), and Hyperion Partners L.P. are currently collectively plaintiffs in an action titled BANK UNITED V. UNITED STATES OF AMERICA, No. 95-473C (Ct. Cl. July 25, 1995) (together with any appeal thereof or other proceeding related thereto, the "Litigation"); and

                  WHEREAS, in connection with the execution of the Agreement and Plan of Merger, dated as of August 18, 2000, by and between WM and BNKU (the "Merger Agreement"), the declarations of trust for the Trusts (the "Declarations"), the Commitment Agreement to be entered into by and among BNKU and the Trusts (the "Commitment Agreement") (capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement, the Declarations or the Commitment Agreement, as applicable), the Litigation Trustee has agreed to manage the Litigation, in accordance with the terms of the Declarations and this Agreement; and

                  NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

                  1. EFFECTIVE DATE. If the "Effective Time" as defined in the Merger Agreement occurs, then the "Effective Date" shall mean the date of the "Effective Time."

                  2. MANAGEMENT PERIOD. The Company and the Trusts hereby agree to engage the Litigation Trustee, and the Litigation Trustee hereby agrees to serve the Company and the Trusts, subject to the terms and conditions of this Agreement and in accordance with the Declarations, for the period commencing on the Effective Date and ending upon the final resolution of the Litigation (the "Management Period").

                  3.       TERMS OF ENGAGEMENT.

                  (a)

                           (i)      During the Management Period, the Litigation
Trustee shall provide the services as set forth in this Agreement and the Declarations and shall report directly to the BNKU Litigation Committee (as defined below). During the Management Period, the Litigation Trustee and the BNKU Litigation Committee shall have discretion to manage the Litigation to the extent not inconsistent with the Declarations. During the Management Period, the Litigation Trustee's services may be performed in Garden City, New York or such other location in the New York tri-state area as may be designated by the Litigation Trustee from time to time.

                           (ii)     During the Management Period, the Litigation
Trustee agrees to devote such attention and time as is reasonably necessary to manage the Litigation and to use his reasonable best efforts to perform faithfully and efficiently his responsibilities as a litigation trustee. Subject to the foregoing, nothing contained herein or in the Declaration shall prohibit the Litigation Trustee from engaging in other employment or consulting services or activities or from managing his personal investments.

                  (iii) Following the date hereof and prior to the Effective Date, the Litigation Trustee and the Board of Directors of BNKU (the "BNKU Board"), in their sole discretion, may establish a committee comprised of present or former members of the BNKU Board, or such other persons as may be appointed by the BNKU Board, to assist and advise the Litigation Trustee in connection with the Litigation (the "BNKU Litigation Committee"). The Company shall indemnify all members of the BNKU Litigation Committee on the same terms as the Litigation Trustee is indemnified under Section 3(b)(iv) of this Agreement.

                  (b)      FEES FOR SERVICES.

                           (i)      MANAGEMENT FEES. In respect of the
three-year period during the Management Period that commences on the Effective Date and ends on the third anniversary thereof, the Company shall pay the Litigation Trustee a fee in the aggregate amount of $1.5 million (the "Aggregate Fee"), payable in cash in advance in 12 equal quarterly installments commencing on the Effective Date, provided that, the unpaid portion of the Aggregate Fee shall accelerate and be immediately paid in a lump sum upon the final resolution of the Litigation.

                           (ii)     RESTRICTED CPR CERTIFICATES. On the
Effective Date, the Litigation Trust shall issue the Litigation Trustee the number of CPR Certificates equal to 0.75% of the total outstanding CPR Certificates issued in connection with the Merger Agreement, without giving effect to the CPR Certificates issued to any other litigation trustee in connection with his or her services as a litigation trustee (the "Restricted CPR Certificates"). The Restricted CPR Certificates shall be non-transferable and subject to restrictions during the Management Period, provided that, upon the Litigation Trustee's termination of service as a litigation trustee (A) due to his death or permanent and total disability, (B) by the Litigation Trustee due to a material breach by the Company or the Trusts of a material provision of this Agreement or the Declaration or (C) by the Company or the Trusts other than due to the Litigation Trustee's substantial failure to perform his duties as a litigation trustee, the Restricted CPR Certificates shall become immediately transferable and free of restrictions. In the event that the services of the Litigation Trustee shall terminate during the Management Period for reasons other than those described in clauses (A), (B) and (C) of the immediately preceding sentence, the Restricted CPR Certificates shall be forfeited by the Litigation Trustee effective immediately upon such termination.

                           (iii)    EXPENSES. During the Management Period, the
Litigation Trustee shall be entitled to receive prompt reimbursement from the Company for all reasonable expenses incurred by the Litigation Trustee in performance of his services in connection with the Litigation on the same basis as the Litigation Trustee was entitled to expense reimbursement from BNKU prior to the Effective Date, including reimbursement for first class air travel.

                           (iv)     INDEMNIFICATION. The Company agrees to
indemnify and to advance expenses, without requirement of bond or other security, to the Litigation Trustee against any and all losses, liabilities, damages, judgments, demands, suits, claims, assessments, charges, fines, penalties, costs and expenses, including reasonable attorney's fees and expenses and other costs and expenses associated with defense of a claim or incurred in obtaining indemnification hereunder, whether or not in a formal proceeding, arising out of or relating to (A) with respect to claims brought by holders of CPR Certificates in their capacity as holders of CPR Certificates, any matter whatsoever and (B) with respect to claims brought by any other party, any matter relating to either of the Trusts, the CPR Certificates, the CPR Certificate distribution, the Litigation and any actions taken by the Litigation Trustee (including actions taken by the Litigation Trustee in his capacity as an officer or director of BNKU or the Company so long as such actions relate to either of the Trusts, including, without limitation, the negotiation of the terms of the Trusts and the CPR Certificates and the approval of the establishment of the Trusts and the CPR Certificate distribution and related transactions, but otherwise excluding actions taken by the Litigation Trustee in such capacities).

                  (c) COOPERATION/WAIVER OF CONFLICTS. During the Management Period, the Company and the Trusts shall fully cooperate with the Litigation Trustee to assist him in a successful resolution of the Litigation, and the Company shall provide the Litigation Trustee with access to the Company resources, records and personnel as may be requested by the Litigation Trustee from time to time, and in any event, on a basis no less favorable than that provided for in Section 6.03 of the Declaration. The Company and the Trusts understand that the Litigation Trustee has interests in the Litigation other than his interests arising from his position as a litigation trustee, including, without limitation, interests arising as a result of the Litigation Trustee's control of a general partner of the general partner of Hyperion Partners L.P., and the Company and the Trusts hereby irrevocably waive any actual or perceived conflicts of interest of the Litigation Trustee arising from or relating to such other interests or relationships.

                  4.       SUCCESSORS.

                  (a) This Agreement is personal to the Litigation Trustee and without the prior written consent of the Company and the Trusts shall not be assignable by the Litigation Trustee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Litigation Trustee's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, whether by merger or otherwise.

                  5.       MISCELLANEOUS.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) The Litigation Trustee acknowledges that his services hereunder are to be rendered as an independent contractor, and that he is solely responsible for the payment of all Federal, state, local and foreign taxes that are required by applicable laws or regulations to be paid with respect to the payments hereunder.

                  IN WITNESS WHEREOF, the Litigation Trustee has hereunto set the Litigation Trustee's hand, and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, and each of the Trusts has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.




                                        /s/ Salvatore A. Ranieri
                                   ----------------------------------
                                        SALVATORE A. RANIERI



                                   WASHINGTON MUTUAL, INC.





                                   By:        /s/ James B. Fitzgerald
                                      -------------------------------
                                      Name:   James B. Fitzgerald
                                      Title:  Senior Vice President



                                   BANK UNITED LITIGATION CONTINGENT
                                      PAYMENT RIGHT TRUST





                                   By:
                                      -------------------------------
                                      Name:
                                      Title:



                                   BANK UNITED LITIGATION PAYMENT
                                      TRUST





                                   By:
                                      -------------------------------
                                      Name:
                                      Title: